UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

iMine Corporation
(Exact name of Registrant as specified in its charter)

Nevada	000-55233	27-3816969
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

488 NE 18th Street, #2307

Miami, FL 33132Phone: (507) 619-8233

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

8520 Allison Point Blvd, Suite 223, #87928

Indianapolis, IN 46259

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐     Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, the Board of Directors expanded the size of the Board to three members and appointed Francis Pittilloni and Yolanda Goodell to fill the vacancies created by such increase, effective on November 4, 2021. Each director has accepted the appointment and will hold office until the next annual meeting of the shareholders and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal. The Board has no committees and has not determined what committees it will form in the future, or to which, if any, committees either newly appointed director is expected to be appointed.

The board has not adopted any compensation arrangements for the new directors in their capacities as directors or otherwise. There are no family relationships between the new directors and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions prior to the date of his appointment involving Mr. Lanier that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On November 4, 2001, the Board of Directors approved a change in the location of the principal executive offices of the Company to 488 NE 18th Street, #2307, Miami, FL 33132, and changed the Company’s registered agent in the State of Nevada to Corporate Creations Network Inc., 8275 South Eastern Avenue, #200, Las Vegas, NV 89123.

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SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMine Corporation

/s/Jose Maria Eduardo Gonzales Romero	November 8, 2021
By: Jose Maria Eduardo Gonzalez Romero	Date
Its: Chief Executive Officer

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